UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2019 (December 31, 2018)

SHORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

28969 Information Lane, Easton, Maryland 21601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 763-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the sale by Shore Bancshares, Inc. (the “Company”) of substantially all of the assets used in the operation of the Company’s wholly-owned insurance producer firm, The Avon-Dixon Agency, LLC (“Avon”), to Avon-Dixon, an Alera Group Agency, LLC (“Alera”), as described in greater detail in Item 8.01 of this Current Report on Form 8-K, Richard C. Trippe, the President and Chief Executive Officer of Avon, resigned effective as of December 31, 2018, and accepted a position with Alera. As part of the transaction, Mr. Trippe received a management recognition bonus at closing in the aggregate amount of $205,000, which although paid by Alera was reflected as an adjustment to the sale proceeds paid to the Company. Mr. Trippe also received incentive compensation from Alera as part of the transaction. In addition, the Company granted Mr. Trippe an extension to December 31, 2020 to exercise his outstanding stock option awards from the Company.

Item 7.01. Regulation FD Disclosure.

On January 3, 2019, the Company issued a press release announcing the completion of the previously announced sale of substantially all of the assets used in the operation of Avon’s insurance business to Alera, a Delaware limited liability company and subsidiary of Alera Group, Inc., as described in greater detail in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On December 31, 2018, the Company and Avon completed the sale of substantially all of the assets used in the operation of Avon’s insurance business pursuant to the terms of the previously announced Asset Purchase Agreement, dated as of December 17, 2018 (the “Purchase Agreement”), by and among Alera, as the purchaser, and the Company and Avon, as the sellers. Pursuant to the terms of the Purchase Agreement, the total purchase price was $28.2 million, which after transaction expenses and other adjustments resulted in the Company receiving approximately $25.2 million in cash from Alera.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The exhibits that are filed or furnished with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which list is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: January 3, 2019	By:	/s/ Lloyd L. Beatty, Jr.
Lloyd L. Beatty, Jr. President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 3, 2019.